Exhibit 1.1

DISCOVER CARD EXECUTION NOTE TRUST

DISCOVERSERIES

Class A(2011-3)

ASSET BACKED NOTES

AMENDMENT NO. 1 TO TERMS AGREEMENT

AND

UNDERWRITING AGREEMENT

This AMENDMENT NO. 1 to Terms Agreement and Underwriting Agreement, dated as of September 19, 2011 (this “Amendment”), to the Terms Agreement, dated as of September 13, 2011 (the “Terms Agreement”) and to the Underwriting Agreement, dated as of September 13, 2011 (the “Agreement”), is entered into by and among Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as Representatives of the Underwriters named in Schedule I to the Terms Agreement, Discover Card Execution Note Trust and Discover Bank.

In consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Agreement or the Terms Agreement, the undersigned parties hereby agree as follows:

Section 1.01. Amendments to Terms Agreement: The Terms Agreement is hereby amended as follows:

(i) by adding the following heading and defined term:

Prospectus:

As used in the Agreement and the Terms Agreement, “Prospectus” shall heretofore mean the prospectus supplement and the basic prospectus, each dated as of September 19, 2011 relating to the offer and sale of the DiscoverSeries Class A(2011-3) Notes, as filed with the Commission pursuant to Rule 424(b) of the Act on September 19, 2011 and attached hereto as Annex 1.

(ii) by deleting “Time of Sale” in its entirety and replacing it with the following:

Time of Sale: 1:15 p.m. New York City time on September 19, 2011.

(iii) by deleting “Time of Sale Information” in its entirety and replacing it with the following:

Time of Sale Information:

(1) The prospectus supplement and the basic prospectus, each dated September 12, 2011, relating to the offer and sale of the DiscoverSeries Class A(2011-3) Notes, as filed with the Commission pursuant to Rule 424(b) of the Act on September 12, 2011 and attached hereto as Annex 2, and giving effect to Rule 412 under the Act, together with (2) the prospectus supplement, dated September 13, 2011, and the basic prospectus, dated September 12, 2011, relating to the offer and sale of the DiscoverSeries Class A(2011-3) Notes, as filed with the Commission pursuant to Rule 424(b) of the Act on September 14, 2011 and attached hereto as Annex 3, and giving effect to Rule 412 under the Act, together with (3) the Prospectus, after giving effect to Rule 412 under the Act, together with (4) the information incorporated by reference into each of the documents set forth in clauses (1), (2) and (3), including (a) the static pool information regarding the historical performance of the Receivables for the accounts contained on the internet website http://www.discoverfinancial.com/absdata and (b) the other reports and documents incorporated into such documents by reference, in each case giving effect to Rule 412 under the Act, together with (5) the Ratings Issuer Free Writing Prospectus dated September 12, 2011, attached as Annex 4 hereto, filed in accordance with Rule 433 of the Securities Act of 1933, which discloses the ratings issued to the Notes by the hired national recognized statistical rating organizations, and together with (6) the Pricing Term Sheet dated as of September 13, 2011, relating to the Discover Card Execution Note Trust, DiscoverSeries Class A(2011-3) Notes (the “Pricing Term Sheet”), attached as Annex 5 hereto.

If, subsequent to the Time of Sale, it is determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Notes, then “Time of Sale Information” will also include any information that corrects such material misstatements or omissions, together with any other information, to the extent it is made available to purchasers at the time of entry into the last such new purchase contract such that “Time of Sale Information” no longer includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (“Corrective Information”).

Section 2.01. Amendments to Agreement: The Agreement is hereby amended as follows:

(i) by deleting Section 1(d) in its entirety and replacing it with the following:

(d) The Time of Sale Information, taken as a whole, at the Time of Sale did not and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Discover Bank makes no representation or warranty with respect to any Underwriter Information.

(ii) by deleting Section 1(l) in its entirety and replacing it with the following:

(l) Discover Bank (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared, used or referred to and will not prepare, use or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Time of Sale Information (consisting of (A) the Time of Sale Information and (B) each communication by Discover Bank or its agents and representatives that constitutes an “issuer free writing prospectus”, as defined in Rule 433(h) under the Act (other than a communication referred to in clause (ii) below), each such communication an “Issuer Free Writing Prospectus”, including the Issuer Free Writing Prospectus approved in advance by the Underwriters and filed with the Commission in accordance with Rule 433 under the Act on or about September 12, 2011 (the “Ratings Issuer Free Writing Prospectus”), that discloses the ratings issued to the Notes by the hired nationally recognized statistical rating organizations (the “Hired NRSROs”)), (ii) any communication or document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) other written communication of Discover Bank or its agents and representatives approved in writing in advance by the Underwriters. Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Act and the applicable rules and regulations promulgated thereunder and has been filed or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).

(iii) by deleting Section 2(c) in its entirety and replacing it with the following:

(c) The Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared, used or referred to and will not prepare, use or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than (i) the Time of Sale Information, (ii) any communication or document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, or (iii) other written communication of the Issuer or its agents and representatives approved in writing in advance by the Underwriters. Each Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Act and the applicable rules and regulations promulgated thereunder and has been filed or will be filed in accordance with Rule 433 under the Act (to the extent required thereby).

(iv) by deleting Section 8(a) in its entirety and replacing it with the following:

(a) Except as expressly set forth in this Agreement, Discover Bank and the Issuer will pay all expenses incidental to the performance of their obligations under this Agreement and will reimburse each Underwriter for any expenses reasonably incurred by it in connection with qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may reasonably designate (including reasonable fees and disbursements of their counsel) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for the cost incurred with the preparation and filing of the Registration Statement, the Time of Sale Information and any Issuer Free Writing Prospectus. Except as specifically provided in this Section and in Section 9 of this Agreement, each Underwriter will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Notes by it and any advertising expenses connected with any offers it may make.

Section 3.01. Effectiveness. This Amendment shall become effective upon the due execution of counterparts of this Amendment by the parties hereto.

Section 4.01. Ratification of Agreement and Terms Agreement. Except as specifically amended, modified or supplemented by this Amendment, the Agreement and Terms Agreement are hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Agreement or the Terms Agreement, but shall constitute an amendment thereof. Each of the parties to the Agreement and Terms Agreement agrees to be bound by the terms of the obligations of the Agreement and Terms Agreement, as amended by this Amendment, as though the terms and obligations of this Amendment were set forth therein.

Section 5.01. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together constitute one and the same instrument.

Section 6.01. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.01 Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

Notwithstanding anything in the Agreement, Terms Agreement or in this Amendment to the contrary, the Agreement, Terms Agreement and this Amendment constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Notes.

Very truly yours,

BARCLAYS CAPITAL INC. As a Representative of the Underwriters named in Schedule I to the Terms Agreement

By:	/s/ Diane Rinnovatore

CREDIT SUISSE SECURITIES (USA) LLC

As a Representative of the Underwriters named in Schedule I to the Terms Agreement

By:	/s/ John Slonieski

Accepted:

DISCOVER CARD EXECUTION NOTE
TRUST, as Issuer

By:	Discover Bank, not in its individual
capacity but solely as Depositor on
behalf of the Issuer

By:	/s/ Michael F. Rickert

DISCOVER BANK

By:	/s/ Michael F. Rickert

[Signature Page to Class A(2011-3) Amendment No. 1 to Terms Agreement and to Agreement]

ANNEX 1

[PROSPECTUS]

ANNEX 2

[PRELIMINARY PROSPECTUS]

ANNEX 3

[PROSPECTUS SUPPLEMENT DATED SEPTEMBER 13, 2011 TO BASIC PROSPECTUS DATED SEPTEMBER 12, 2011]

ANNEX 4

[RATINGS ISSUER FREE WRITING PROSPECTUS]

ANNEX 5

[PRICING TERM SHEET]